Exhibit 10.52


                              TBC MANAGEMENT, LTD.
                        AMENDMENT TO EMPLOYMENT AGREEMENT

                                  April 5, 2001

         This Amendment to Employment Agreement (the "Amendment") is made effective as of the Effective Date, and is made a part of and should be attached to that certain Letter Agreement (the "Agreement") dated November 16, 1999 by and between Mark T. Walton ("Employee") and TBC Management, Ltd., a Texas limited partnership (the "Company") and agreed to and accepted by Travis Boats & Motors, Inc., a Texas corporation ("Travis Boats"). Terms used herein and not otherwise defined have the meanings ascribed to them in the Agreement.

         WHEREAS, Section 10 of the Agreement includes certain mistakes related to the definition of a change of control; and

         WHEREAS, the parties to the Agreement wish to correct such mistakes by executing this Amendment.

         NOW, THEREFORE, the parties to the Agreement agree that Section 10 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  "10. Change of Control. The Company acknowledges that you agreed to assume your position with the Company and to enter into this Agreement based upon his confidence in the current shareholders of Travis Boats and the support of the Travis Boats Board of Directors (the "Board") for the development of a new strategy for Travis Boats. Accordingly, if Travis Boats should undergo a "Change of Control," as defined in this section, the parties agree as follows:

                  (a) For purposes of this Agreement, a "Change of Control" shall be deemed to exist in the event that any of the following occurs:

                           (i) a change in the ownership of the capital stock of
                  Travis Boats where a corporation, person or group acting in concert (a "Person") as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), holds or acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of shares of capital stock of Travis Boats which constitutes 40% or more (or, 30% or more in the event Travis Boats is subject to the reporting requirements of Sections 12 or 15(d) under the Exchange Act) of the combined voting power of Travis Boats' then outstanding capital stock then entitled to vote generally in the election of directors; or

                           (ii) the persons who were members of the Board immediately prior to a tender offer, exchange offer, contested election or any combination of the foregoing, cease to constitute a majority of the Board; or


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                           (iii) a dissolution of Travis Boats,  or the adoption
                  by Travis Boats of a plan of liquidation, or the adoption by Travis Boats of a merger, consolidation or reorganization involving Travis Boats in which Travis Boats is not the surviving entity, or a sale of all or substantially all of the assets of Travis Boats (for purposes of this Agreement, a sale of all or substantially all of the assets of Travis Boats shall be deemed to occur if any Person acquires, or during the 12-month period ending on the date of the most recent acquisition by such Person, has acquired, gross assets of Travis Boats that have an aggregate fair market value equal to 50% or more of the fair market value of all of the gross assets of Travis Boats immediately prior to such acquisition or acquisitions); or

                           (iv) a tender offer or exchange  offer is made by any
                  Person which, if successfully completed, would result in such person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) either 50% or more of Travis Boats' outstanding shares of Common Stock or shares of capital stock having 50% or more of the combined voting power of Travis Boats' then outstanding capital stock (other than an offer made by Travis Boats), and sufficient shares are acquired under the offer to cause such person to own 30% or more of the voting power; or

                           (v) a change in control is reported or is required to
                  be reported by Travis Boats in response to either Item 6(e) of
                  Schedule 14A of Regulations 14A promulgated under the Exchange Act or Item 1 of Form 8-K promulgated under the Exchange Act, which change in control has not been approved by a majority of the Board then in office who were directors at the beginning of the two-year period ending on the date the reported change in control occurred; or

                           (vi) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by Travis Boats' stockholders, of each new director was approved by a vote of a least a majority of the directors then still in office who were directors at the beginning of the period.

                  For purposes of paragraph 10(a)(i) above, if a Person were the beneficial owner of 30% or more or 40% or more, as applicable, of the combined voting power of Travis Boats' then outstanding securities as of the Effective Date and such Person thereafter accumulates more than 5% of additional voting power, a Change of Control of Travis Boats shall be deemed to have occurred, notwithstanding anything in this Agreement to the contrary. A Change of Control shall include any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in any of the preceding clauses of paragraph 4(a)(i)-(vi). However, a Change of Control shall not be deemed to occur if a person becomes the beneficial owner of the applicable percentage or more (as referenced above) of the combined voting power of the company's then outstanding securities solely by reason of Travis Boats' redemption or repurchase of securities; but further acquisitions by such Person that cause such Person to be the beneficial owner of the applicable percentage or more (as referenced above) of the combined voting power of Travis Boats' then outstanding securities shall be deemed a Change of Control.

                  (b) In the event of a Change of Control, as defined in this section, all stock options then held by you for the purchase of equity securities of Travis Boats shall immediately become vested, effective on the date of the Change of Control.

                  (c) In the event of a Change of Control, as defined in this section, for the purposes of paragraph 9(a)(v) above, a material change would include, but not be limited to, the situation in which the Company or Travis Boats does not offer, or alternatively, you in your reasonable discretion do not accept, a revised and amended Agreement with terms and conditions at least as favorable as those contained in the Agreement. "

         EXECUTED, to be effective as of the Effective Date.


                                         TBC Management, Ltd.

                                         By: /s/ Michael B. Perrine
                                            ---------------------------
                                            Michael B. Perrine,
                                            Chief Financial Officer of Travis
                                            Boats & Motors, Inc.,
                                            its Managing General Partner


                                         Employee


                                         /s/ Mark T. Walton
                                         --------------------------------
                                         Mark T. Walton

AGREED TO AND ACCEPTED:

Travis Boats & Motors, Inc.

    By:  /s/ Michael B. Perrine
       -----------------------------
         Michael B. Perrine
          Chief Financial Officer

    By: /s/ Robert C. Siddons
       ------------------------------
         Robert C. Siddons
          Chairman of the Compensation Committee
            Of the Board of Directors